EXHIBIT 23.1



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 033-89446, 333-04334, 333-70175, 333-85381,
333-65182 and 333-94471) of Oak Technology, Inc. of our report dated July 20, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

San Jose, California
September 24, 2001